Exhibit 5.1

MAYER, BROWN, ROWE & MAW

190 SOUTH LA SALLE STREET

CHICAGO, ILLINOIS 60603-3441

MAIN TELEPHONE (312) 782-0600 MAIN FAX (312) 701-7711

December 12, 2002

AmeriVest Properties Inc.
1780 South Bellaire, Suite 515
Denver, CO 80222

Gentlemen:

We have acted as special counsel to AmeriVest Properties Inc., a Maryland corporation (“AmeriVest”), in connection with the proceedings (the “Proceedings”) taken and to be taken relating to the registration by AmeriVest of an aggregate of 191,000 shares of common stock, $.001 par value per share (the “Common Stock”), of AmeriVest with the Securities and Exchange Commission (the “SEC”) in connection with the 1998 Stock Option Plan (“Plan”). We have also participated in connection with the preparation and filing with the SEC of AmeriVest’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the Common Stock.

As special counsel to AmeriVest, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, AmeriVest’s Articles of Incorporation and Bylaws, resolutions of AmeriVest’s Board of Directors and committees thereof (the “Board”) and such AmeriVest records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of officers of AmeriVest. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that, upon completion of the Proceedings, the Common Stock, when issued and delivered in accordance with the Proceedings and the Plan, will have been duly authorized, legally issued, fully paid and nonassessable.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

MAYER, BROWN, ROWE & MAW

AmeriVest Properties Inc.
December 12, 2002

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

Sincerely,

/s/    MAYER, BROWN, ROWE & MAW